PARTICIPATION AGREEMENT

between

Security Benefit Life Insurance Company

and

Virtus Fund Services, LLC
THIS AGREEMENT, dated as of the 30th day of July, 2017, by and between Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, which may be updated from time to time for the convenience of the parties, (each account hereinafter referred to as the “Account”), and Virtus Fund Services, LLC (the “Transfer Agent”), a Delaware limited liability company, in its capacity as the transfer agent of the investment companies known as the Virtus Mutual Funds (each such investment company individually and collectively, the “Fund”).
WHEREAS, the shares of beneficial interest/common stock of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and
WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and
WHEREAS, VP Distributors, LLC, which serves as principal underwriter to the Fund, makes shares of the Portfolios available as allocation options to certain variable annuity contracts issued by the Company and supported wholly or partially by the Account (the “Contracts”) through a Sales Agreement with the Company (the “Sales Agreement”); and
WHEREAS, the Contracts are listed in Schedule A hereto, which may be updated from time to time for the convenience of the parties; and
WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and
WHEREAS, the Company intends to purchase shares in the various Portfolios of the Fund on behalf of the Account to fund the aforesaid Contracts;
NOW, THEREFORE, in consideration of their mutual promises, the Company, and the Transfer Agent agree as follows:
ARTICLE I.  Sale of Fund Shares
1.1. Subject to Article IX hereof and the terms of the Sales Agreement, the Transfer Agent agrees to accept purchase orders for shares of the Portfolios from the Company on behalf of the Account, such purchase orders to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios in existence now or that may be established in the future will be made available to the Company only as the Fund may so provide, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of shares of any Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio. The Transfer Agent agrees to make commercially reasonable efforts to provide 45 days’ advance notice or, if less, as much advance notice as is reasonably practicable to the Company of any such suspension or termination, provided, however, that the Company acknowledges and agrees that because such advance notice may not be practicable under the circumstances the Transfer Agent will not be in violation of this Agreement if advance notice is not provided.
1.2. The Transfer Agent shall redeem, at the Company’s request, any full or fractional Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Transfer Agent may delay redemption of Fund shares of any Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder, and (ii) the Company shall not redeem Portfolio shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement.
1.3.  Purchase and Redemption Procedures
(a) The parties agree to place and settle trades for shares through the National Securities Clearing Corporation (“NSCC”) and to abide by the rules and procedures of the NSCC. The Transfer Agent hereby appoints the Company as an agent of the Transfer Agent for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Transfer Agent prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Portfolio’s prospectus (the “Valuation Time”) shall constitute receipt and acceptance by the Portfolio on that same Business Day, provided that the Company calculates and forwards net orders via the NSCC so that the Fund or its agent receives notice of such orders by 6:00 a.m., Eastern Time, on the next following Business Day. In the event that Company is unable to place and settle trades through the NSCC, Company will calculate and forward net orders so that the Fund receives notice of such orders by 9:30 a.m. Eastern Time on the next following Business Day. The Company shall have in place, maintain and comply with, at all times during the term of this Agreement, internal controls reasonably designed to prevent Account and subaccount orders received after the Valuation Time on a Business Day from being aggregated with orders properly received before that time. Without limiting the foregoing, the Company shall conduct trading activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including applicable NSCC rules and procedures, and (b) the then-current prospectus(es) and statement(s) of additional information of the Fund, as amended or supplemented from time to time, each of which is hereby made a part of this Agreement as if fully set forth herein and shall be a part of each trade placed under this Agreement.
(b) The Company shall pay for shares of each Portfolio on the same Business Day that it notifies the Transfer Agent of a purchase request for such shares. Payment for purchased Portfolio shares shall be made in federal funds transmitted to the Transfer Agent or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Transfer Agent is notified of the purchase request for Portfolio shares (unless the Transfer Agent determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Transfer Agent otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Transfer Agent’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, the Transfer Agent or the Fund’s principal underwriter, or any similar expenses incurred by the Fund, the Transfer Agent or the Fund’s principal underwriter, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Transfer Agent.
(c) Payment for Portfolio shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by the time of the closing of the Federal Reserve Banks on the same Business Day the Transfer Agent is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus and/or statement of additional information. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.
(d) Any purchase or redemption request for Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt and acceptance of such request in good order, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to Close of Business on the applicable Business Day for determination of such value, as defined from time to time in the Fund’s prospectus.
(e) The Company shall not redeem shares of the Portfolios attributable to the Contracts (as opposed to shares of the Portfolios attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Portfolios is consistent with the terms of the Contracts, or (iv) as otherwise permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Transfer Agent reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund 45 days’ notice of its intention to do so.
1.4. The Transfer Agent shall use its best efforts to make the net asset value per share for each Portfolio (or class thereof) available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s prospectus. None of the Fund, any Portfolio, the Transfer Agent, or any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund, the Fund’s principal underwriter or the Transfer Agent. If the

Transfer Agent provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value, provided that the term “materially incorrect share net asset value information” shall be interpreted to mean a net asset value misstated by at least $0.01 and ½ of 1%, deemed by the Fund’s officers appropriate for adjustments to shareholder accounts pursuant to the Fund’s applicable policy. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Transfer Agent, or the Fund’s designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Transfer Agent’s expense, provided that the Company shall only seek reimbursement for actual out-of-pocket costs.
1.5. The Transfer Agent shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Portfolio shares by the record date, but in no event later than 6:00 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Transfer Agent shall notify the Company promptly of the number of Portfolio shares so issued as payment of such dividends and distributions.
1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.
1.7.          (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other investors, including other insurance companies, and the cash value of the Contracts may be invested in other investment companies.
(b) The Company shall not, without prior notice to the Transfer Agent (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.
(c) The Company shall not, without prior notice to the Transfer Agent (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s investment adviser.
(d) The Company shall not, without prior notice to the Transfer Agent, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.
1.8.  In no way shall the provisions of this Agreement limit the authority of the Fund, the Transfer Agent or the Fund’s principal underwriter to take such lawful action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its shares.
ARTICLE II.  Representations and Warranties
2.1.  The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and (ii) the sale of the Contracts shall comply in all material respects with state insurance and other applicable suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. At all times, the Company shall comply with all federal and state laws, rules and regulations applicable to it by virtue of entering into this Agreement, including without limitation requirements for delivery of prospectuses. The Company shall execute and deliver to the Transfer Agent, upon the Transfer Agent’s reasonable request, any certificate prepared by the Fund or the Transfer Agent that indicates that, among other things, the Company has complied and/or will comply with: (i) all applicable requirements of laws, rules and regulations of governmental or self-regulatory authorities having jurisdiction over the Company; (ii) the terms of the Fund’s prospectus(es) and statement(s) of additional information; and (iii) this Agreement. To the extent that the Company obtains a SSAE 16, the Company will provide a copy of such SSAE 16 to the Transfer Agent upon request. The Company agrees to promptly notify the Transfer Agent with respect to (a) the initiation and disposition of any formal disciplinary action by any agency or instrumentality having jurisdiction with respect to the subject matter hereof against the Company or any of its employees or agents; (b) the issuance of any form of deficiency notice by any such agency regarding the Company’s training, supervision or sales practices; and (c) the effectuation of any consensual order with respect thereto. The Company represents and warrants that it has reasonable policies and procedures in place to ensure that it can appropriately meet its obligations under this Agreement.
2.2.  The Transfer Agent represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Neither the Fund nor the Transfer Agent shall be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Fund shares or the Fund by the Fund may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Fund, and the Company shall advise the Transfer Agent at such time and in such manner as is necessary to permit the Fund to comply.
2.3. The Transfer Agent represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware, that it is duly registered as a transfer agent, and that it shall comply in all material respects with all laws, rules and regulations applicable to it by virtue of entering into this Agreement. The Transfer Agent further represents and warrants that the Fund is lawfully organized and validly existing under the laws of the State of Delaware, and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act. The Transfer Agent makes no representations or warranties as to whether any aspect of the Portfolios’ operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees promptly to notify the Transfer Agent of any investment restrictions imposed by state insurance law applicable to the Fund or a Portfolio.
2.4.  The Transfer Agent represents and warrants that all of the Transfer Agent’s and the Fund’s trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.5. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Advisor in the event that such coverage no longer applies.
2.7. The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), and any other applicable federal and state privacy law, as they may be amended from time to time. The Company represents and warrants that it has implemented and shall maintain during the term of this Agreement appropriate security measures for personal information that comply with all applicable law and regulation.
2.8. The Company represents and warrants that it has in place an anti-money laundering program (“AML program”) that does now and will continue at all times during the term of this Agreement to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder (the “Patriot Act”). The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to “know its customers” in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. The Company agrees to provide the Transfer Agent with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Transfer Agent to fulfill its obligations under applicable law, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto.
2.9. The Company represents and warrants that (a) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers (including, without limitation, rejecting specific purchase orders) and (b) the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Portfolios with the requirements of Rule 22c-1 under the 1940 Act, regulatory interpretations thereof, and the Fund’s market timing and excessive trading policies upon reasonable request. Additionally, the Company shall comply with the requirements of applicable provisions of the summary prospectuses and statutory prospectus (collectively, the “Prospectus”) and SAI of the Fund, and with applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that: (a) only orders to purchase, redeem or exchange Portfolio shares received by the Company or any Indirect Intermediary (as defined below) prior to the Valuation Time shall be submitted directly or indirectly by the Company to the Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act (orders to purchase, redeem or exchange Portfolio shares received by the Company subsequent to the Valuation Time on any given Business Day or on a day that is not a Business Day shall receive a price based on the applicable net asset value per share next determined by the Fund in accordance with Rule 22c-1 under the 1940 Act); and (b) the Company shall cause to be imposed and/or waived applicable redemption fees, if any, only in accordance with the Portfolio’s then current Prospectus or SAI and/or as instructed by the Advisor. The Company further agrees to make reasonable efforts to assist the Fund and its service providers (including but not limited to the Advisor) to detect, prevent and report market timing or excessive short-term trading of Portfolio shares. To the extent the Company has actual knowledge of violations of Fund policies (as set forth in the then current Prospectus or SAI) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Portfolio shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, the Company agrees promptly to report such known violations to the Advisor. For the purposes hereof, “market timing” shall mean and refer to any discernable pattern of excessive trading in and out of a Portfolio by one or more investors in the Contracts, including, without limitation, any purchase and sale (round trip) in and out of a Portfolio within any thirty calendar day (30-day) period.
2.10.  Each party to this Agreement represents and warrants that it will: (i) promptly notify the other party in the event that it is, for any reason, unable to perform any of its obligations under this Agreement, or it reasonably believes that it shall cease to be able to perform any of its obligations under this Agreement; and (ii) promptly notify the other party in the event that any representation or warranty made by it becomes inaccurate, or it reasonably believes that any such representation or warranty shall cease to be accurate in the future.
ARTICLE III.  Prospectuses and Proxy Statements; Voting
3.1. The Transfer Agent or its designee shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Portfolio (for distribution to Contract owners with value allocated to such Portfolios) as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof. The Company shall deliver such documents to Contract owners in accordance with applicable laws and regulations. If requested by the Company in lieu thereof, the Transfer Agent or its designee shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.
3.2. The Fund’s prospectus shall state that the current SAI for the Fund is available.
3.3.  The Transfer Agent or its designee shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Transfer Agent, which consent shall not be unreasonably withheld.
3.4.  So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:
(a) Provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Portfolio for which no voting instructions have been received.
(b) Solicit voting instructions from Contract holders itself and vote shares of the Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.
3.5. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.
3.6. If the Fund and the Company agree to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule C of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.
3.7.  Within three (3) Business Days of Company receiving a request for a paper copy or an electronic copy of a Fund statutory and/or summary prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the 1940 Act (“Fund Documents”), the Company shall send a paper copy or electronic copy, respectively, of any requested Fund Document to any person requesting such copy at no cost to the Contract owner and by U.S. first class mail or other reasonably prompt means or by email for electronic requests. The Company shall deliver the most current version of the Fund Document that it has received from the Fund pursuant to Section 3.1 above.
ARTICLE IV.  Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Transfer Agent or its designee, each piece of sales literature or other promotional material that the Company (and/or its affiliates) develop(s) and in which the Fund (or a Portfolio thereof) or the Fund’s principal underwriter is named. No such material shall be used until approved by the Transfer Agent or its designee, and the Transfer Agent will use its best efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. Materials not approved or disapproved within ten (10) Business Days shall be deemed approved, provided that the Transfer Agent confirms that it or its designee received such materials. The Company shall be responsible for any required regulatory filings of sales literature or promotional material it produces. The Transfer Agent or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Portfolio thereof) or the Fund’s principal underwriter is named, and no such material shall be used if the Transfer Agent or its designee so objects.
4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, a Portfolio, or the Fund’s principal underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the applicable Portfolio’s shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Transfer Agent or its designee, except with the permission of the Transfer Agent or its designee. The Company shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material. The Transfer Agent shall be entitled to review Company’s placement of sales materials with the summary prospectus in order to review Company’s compliance with applicable laws and regulations.
4.3. The Transfer Agent, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it (or the Fund’s principal underwriter) develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. Materials not approved or disapproved within ten (10) Business Days shall be deemed approved, provided that the Transfer Agent or its designee confirms that the Company received such materials. The Transfer Agent shall be responsible for any required regulatory filings of sales material it or the Fund produces. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.
4.4.  The Transfer Agent shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.
4.5. Upon request, the Transfer Agent will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their shares, after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall not alter any of such documents provided by the Transfer Agent without the prior written consent of the Transfer Agent or its designee.
4.6. Upon request, the Company will provide to the Transfer Agent at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Transfer Agent any complaints received from the Contract owners pertaining to the Fund or a Portfolio.
4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.
4.8.  For purposes of this Article IV, the phrase “sales literature and other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.
ARTICLE V.  Fees and Expenses
5.1.  The Fund shall pay no fee or other compensation to the Company under this Agreement.
5.2. All expenses incident to performance by the parties under this Agreement shall be paid in accordance with Schedule B hereof.
ARTICLE VI.  Qualification
The Fund represents and warrants that it is or will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
ARTICLE VII.  Indemnification
7.1.  Indemnification by the Company
7.1. (a) The Company agrees to indemnify and hold harmless the Transfer Agent and its trustees/directors and officers, and each person, if any, who controls the Transfer Agent within the meaning of Section 15 of the 1933 Act or who is under common control with the Transfer Agent (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)
arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Transfer Agent for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares, or

(ii)
arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts or Fund shares, or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund or the Transfer Agent by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Fund or in sales literature; or

(iv)	arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)
arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(vi)
arise out of or result from the Company’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of the Company’s reckless disregard of its obligations or duties under this Agreement; or

(vii)
arise out of or result from information or instructions provided by the Company or its designee to the Transfer Agent or its designee concerning any purchase, redemption, exchange or other transaction in shares of any Fund that the Transfer Agent or its designee reasonably believes to be valid;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.
7.1.  (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.
7.1. (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.1.  (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
7.2.  Indemnification by the Transfer Agent
7.2. (a) The Transfer Agent agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Transfer Agent) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Transfer Agent or Fund or the designee of either by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations by or on behalf of the Fund or the Transfer Agent (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or the Transfer Agent ) or wrongful conduct of the Transfer Agent or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Transfer Agent or the Fund; or

(iv)
arise as a result of any failure by the Fund or the Transfer Agent to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Transfer Agent in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Transfer Agent; or

(vi)
arise out of or result from the Transfer Agent’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of the Transfer Agent’s reckless disregard of its obligations or duties under this Agreement;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.
7.2.  (b) The Transfer Agent shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
7.2.  (c) The Transfer Agent shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Transfer Agent in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Transfer Agent of any such claim shall not relieve the Transfer Agent from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Transfer Agent will be entitled to participate, at its own expense, in the defense thereof. The Transfer Agent also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Transfer Agent to such party of the Transfer Agent‘s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Transfer Agent will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2.  (d) The Company agrees promptly to notify the Transfer Agent of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
ARTICLE VIII.  Applicable Law
8.1.  To the extent that state law is not preempted by the laws of the United States and regulations promulgated thereunder, this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.
8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE IX.  Termination
9.1.  This Agreement shall continue in full force and effect until the first to occur of:
(a) termination by any party, for any reason with respect to some or all Portfolios, by sixty (60) days advance written notice delivered to the other party; or
(b) termination by the Company by written notice to the Transfer Agent based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or
(c) termination by the Company by written notice to the Transfer Agent in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
(d) termination by the Transfer Agent by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the Financial Industry Regulatory Authority (the “FINRA”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Portfolios’ shares; provided, however, that the Transfer Agent determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
(e) termination by the Company by written notice to the Transfer Agent in the event that formal administrative proceedings are instituted against the Fund or Transfer Agent by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Transfer Agent to perform its obligations under this Agreement; or
(f) termination by the Company by written notice to the Transfer Agent in the event that any Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal

Revenue Code of 1986, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply; or
(g) termination by the Transfer Agent by written notice to the Company, if the Transfer Agent shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(h) termination by the Company by written notice to the Transfer Agent, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Transfer Agent has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Transfer Agent of the date of substitution; or
(j) immediately if required by applicable law, rule, regulation, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party; or
(k) at any time by mutual agreement of both parties to the Agreement; or
(l) unless assigned in accordance with the terms of this Agreement, as to the Transfer Agent, immediately upon termination of the Transfer Agent’s engagement as the transfer agent of the Fund’s shares; or
(m) by either party at any time by giving thirty (30) days’ written notice to the other party in the event of a material breach of this Agreement by the receiving party that is not cured during such 30-day period.
9.2. Notwithstanding any termination of this Agreement, provided that the Sales Agreement remains in effect, the Fund’s principal underwriter shall, upon the mutual agreement of the parties hereto, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).
9.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.
ARTICLE X.  Notices
Any notice shall be sufficiently given when delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636-0001
If to the Transfer Agent:	Virtus Fund Services, LLC Attention: Heidi Griswold 101 Munson Street, Suite 104 Greenfield, MA 01301 Facsimile: (413) 774-1714
With a copy to: Virtus Investment Partners Attention: General Counsel 100 Pearl Street Hartford, CT 06103 Facsimile: (860) 241-1005

ARTICLE XI.  Miscellaneous
11.1.  All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Portfolios as though each such Portfolio had separately contracted with the Company and the Transfer Agent for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.
11.2. Subject to the requirements of legal process and regulatory authority, the Fund and the Transfer Agent shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain. Without limiting the foregoing, each party agrees that to the extent that it has access to personal information about any residents of the Commonwealth of Massachusetts in connection with this Agreement, such party shall develop, implement, maintain and monitor a comprehensive, written information security program applicable to any records containing such personal information in compliance with 201 CMR 17.00 et seq. Each party further agrees to provide the other parties such certifications with respect to such information security program as reasonably requested from time to time. This provision shall not apply to information in a party’s possession that has been lawfully obtained from other sources or independently developed by such party without reference to or reliance on information obtained from any other party hereto.
11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.4.  This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.5.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6.  Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.
11.7.  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.8. This Agreement may be amended by written agreement between all parties. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.
11.9. The parties hereto acknowledge and agree that the Fund, along with any other non-party indemnitees listed in Article 7, are intended third party beneficiaries of this Agreement and may enforce their rights hereunder even though they are not parties to this Agreement.
ARTICLE XII.  Rule 22c-2 Compliance
12.1.  The Company agrees to provide, or cause to be provided, promptly to the Transfer Agent, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”) and the Contract owner number or participant account number, if known, of any or all Contractholder(s) of the account, the name or other identifier of any investment professional(s) associated with the Contractholder(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Transfer Agent, the Company shall only be required to provide information relating to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions.
(a) Period Covered by Request. Requests must set forth a specific period, normally not to exceed 180 days from the date of the request, for which transaction information is sought. The Transfer Agent may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the Fund or the Transfer Agent for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio. If requested by the Transfer Agent, the Company will provide the information specified in this Section 12.1 for each trading day.
(b) Form and Timing of Response. The Company agrees to provide, promptly upon request of the , the requested information specified in this Section 12.1. The Company agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in this Section 12.1 is itself a “financial intermediary,” as that term is defined in Rule 22c-2 under the 1940 Act (an “Indirect Intermediary”) and, upon request of the Transfer Agent, promptly either (i) provide (or arrange to have provided) the information set forth in this Section 12.1 for those Contractholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing shares in nominee name on behalf of other persons. The Company additionally agrees to inform the Transfer Agent whether it plans to perform (i) or (ii) above. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any Contractholder and transaction information provided to the Transfer Agent should be consistent with the NSCC Standardized Data Reporting Format.
(c) Limitations on Use of Information. The Transfer Agent agrees not to use the information received under this Section 12.1 for marketing or any other similar purpose without the prior written consent of the Company; provided, however, that this provision shall not limit the use of publicly available information, information already in the possession of the Transfer Agent, the Fund or their affiliates at the time the information is received pursuant to this Section 12.1 or information which comes into the possession of the Transfer Agent, the Fund or their affiliates from a third party.
(d) Agreement to Restrict Trading. The Company agrees to execute written instructions from the Transfer Agent to restrict or prohibit further purchases or exchanges of Portfolio shares by a Contractholder that has been identified by the Transfer Agent as having engaged in transactions in Portfolio shares (directly or indirectly through the Company’s account) that violate policies established or utilized by the Fund or the Transfer Agent for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio. Unless otherwise directed by the Transfer Agent, any such restrictions or prohibitions shall only apply to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Company.
(e) Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract owner number or participant account number associated with the Contractholder, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Contractholder is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed upon information to which the instruction relates.
(f) Timing of Response. The Company agrees to execute instructions from the Transfer Agent as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company.
(g) Confirmation by the Company. The Company must provide written confirmation to the Transfer Agent that the Transfer Agent’s instructions to restrict or prohibit trading have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.
(h) Definitions. For purposes of this Section 12.1, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:
(i)	The term “Contractholder” means the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract.
(ii)
The term “Contractholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Contractholder or a Contractholder’s investment professional that results in a transfer of assets within a Contract to a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to a Portfolio as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) as a result of a one-time step-up in Contract value pursuant to a Contract death benefit; (iv) as a result of an allocation of assets to a Portfolio through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required “free look” period.

(iii)
The term “Contractholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Contractholder or a Contractholder’s investment professional that results in a transfer of assets within a Contract out of a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Portfolio as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Portfolio as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

(iv)
The term “Portfolios” shall mean the constituent series of the Fund, but for purposes of this Section 12.1 shall not include Portfolios excepted from the requirements of paragraph (a) of Rule 22c-2 by paragraph (b) of Rule 22c-2.

(v)	The term “promptly” shall mean as soon as practicable but in no event later than five (5) business days from the Company’s receipt of the request for information from the Transfer Agent.
(vi)	The term “written” includes electronic writings and facsimile transmissions.
(vii)	In addition, for purposes of this Section 12.1, the term “purchase” does not include the automatic reinvestment of dividends or distributions.
[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.
Security Benefit Life Insurance Company		By its authorized officer
	By:	DOUGLAS G. WOLFF
	Title:	President
	Date:	7/30/2017
Virtus Fund Services, LLC		By its authorized officer
	By:	HEIDI GRISWOLD
	Title:	Vice President, Mutual Fund Services
	Date:	9/5/17

Schedule A

Accounts – All accounts of the Company, including without limitation:

SBL Variable Annuity Account XIV

Additionally, the “Accounts” will include any new Account created subsequent to the date hereof.

Contracts –

Security Benefit Advisor Variable Annuity
NEA Valuebuilder Variable Annuity
AEA Valuebuilder Variable Annuity
Retirement Income Director Variable Annuity

Additionally, the “Contracts” will include any new Contract created subsequent to the date hereof.

Funds and Series

The “Fund” referenced in this Agreement shall be all registered open-end investment companies for which the Transfer Agent serves as the transfer agent, and the “Portfolios” shall be all series of such Funds.

Additionally, the “Portfolios” will include any new series of the Fund created subsequent to the date hereof.

Share Class –

The shares classes referenced in this Agreement shall be all classes of all Portfolios.

Additionally, a permitted share class of a Portfolio will include any share class created subsequent to the date hereof.

SCHEDULE B
EXPENSES
  The Transfer Agent and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Except as otherwise expressly provided herein, each party shall bear all expenses incidental to the performance of its obligations under this Agreement. Solely with respect to this Schedule D, items assigned to “Transfer Agent” may be paid by the Fund’s principal underwriter, the Transfer Agent, the Fund or another affiliate of the Transfer Agent, in the Transfer Agent’s sole discretion.
Item	Function	Party Responsible for Expense
Fund Prospectus	Printing	Transfer Agent (Company may choose to do the printing at Transfer Agent’s expense)
	Distribution (including postage)	Transfer Agent
Fund Prospectus and SAI Supplements	Printing	Transfer Agent (Company may choose to do the printing at Transfer Agent’s expense)
	Distribution (including postage)	Transfer Agent
Fund SAI	Printing	Transfer Agent
	Distribution (including postage)	Transfer Agent
Proxy Material for Fund	Printing, Distribution to Current (including postage), tabulation, solicitation	Transfer Agent
Fund Annual & Semi-Annual Report	Printing and Distribution (including postage)	Transfer Agent (Company may choose to do the printing at Transfer Agent’s expense)
Contract Prospectus	Printing and Distribution (including postage)	Company
Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company
Contract SAI	Printing and Distribution (including postage)	Company
Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Transfer Agent – Transfer Agent If Required by Company – Company
Operations of the Fund
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-1 plan
Transfer Agent
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

SCHEDULE C

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.
1.	For purposes of this Schedule C, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.
2.
The Transfer Agent or its designee shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Transfer Agent provide the Company with Statutory Prospectuses.

3.
The Transfer Agent represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Transfer Agent further represents and warrants that it has appropriate policies and procedures in place in accordance with Rule 498(e)(4) to ensure that such web site continuously complies with Rule 498.

4.
The Transfer Agent agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498. The Transfer Agent shall immediately notify the Company of any unexpected interruptions in availability of this web page.

5.
The Transfer Agent represents and warrants that they it be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund or the Transfer Agent, or one of their affiliates. The Transfer Agent further represents and warrants that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6.	The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.
7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.
8.
At the Company’s request, the Transfer Agent will provide the Company with URLs to the current Fund documents for use with Company’s electronic delivery of Fund documents or on the Company’s website. The Transfer Agent will be responsible for ensuring the integrity of the URLs and for maintaining the Fund’s current documents on the site to which such URLs originally navigate to.

9.
If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Fund shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Schedule C as applicable.

11.
The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Transfer Agent sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT: RULE 30e-3

Security Benefit Life Insurance Company (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), and Virtus Fund Services, LLC, a Delaware limited liability company, in its capacity as the transfer agent of the investment companies known as the Virtus Mutual Funds (each such investment company individually and collectively, the “Fund”) (the “Transfer Agent”) have entered into a participation agreement dated July 30, 2017, as amended (the “Participation Agreement”) whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 1 to Participation Agreement (the “Amendment”) is entered into by and among the Company and the Transfer Agent (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Transfer Agent is responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and the Transfer Agent hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Transfer Agent shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Transfer Agent shall be responsible for sending a .pdf of the Required Materials to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC but no later than sixty (60) days after the close of the period for which the Required Materials are being made. Without limiting the generality of the foregoing in any manner, the Transfer Agent shall be responsible for ensuring that the Required Materials:

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(a) Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b) Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Transfer Agent is unable to provide the Required Materials in the manner set forth in section 2, the Transfer Agent shall promptly notify the Company. The Transfer Agent shall be responsible for the actions or inactions or any other failures of any third party that it may utilize to provide the Required Materials in the manner set forth in section 2; and any actions, inactions or other failures by any such third party shall not relieve the Transfer Agent from its obligations under this Amendment.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Transfer Agent.

5.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Transfer Agent shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with Schedule B to the Participation Agreement. If requested by the Company in lieu thereof, the Transfer Agent shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Materials in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Materials printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below. Schedule B to the Participation Agreement is hereby amended to include the following information:

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Distribution (including postage)	Transfer Agent (Security may choose to do the printing at Underwriter’s expense)
30e-3 Required Materials	Distribution (including website hosting and maintenance)	Transfer Agent

10.	Construction of this Amendment; Participation Agreement.

(a) This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

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(b) This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c) Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.	Indemnification. The Parties agree that the indemnification provision in the Participation Agreement applies to the Parties’ duties and obligations under this Amendment.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, which may be executed and/or exchanged electronically, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

SECURITY BENEFIT LIFE INSURANCE COMPANY		VIRTUS FUND SERVICES, LLC

By:	DOUGLAS WOLFF	By:	HEIDI GRISWOLD

Print Name:	Douglas Wolff	Print Name:	Heidi Griswold

Title:	President	Title:	Vice President, Mutual Fund Services

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EXHIBIT 1

Specified Website

https://www.dfinview.com/SecurityBenefit?site=SBL

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